Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ty R. Silberhorn, Matthew J. Osberg, and Meghan M. Elliott, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to (i) the registration of 150,000 shares of the Company’s common stock, par value $0.33 1/3 per share, under the Apogee Enterprises, Inc. 2019 Non-Employee Director Stock Plan, as Amended and Restated (2024), (which incorporates the contents of the Company’s previous Registration Statement on Form S-8 identified as File No. 333-175404), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed by the following persons as of the dates set forth below:

Signature	Title	Date

/s/ Ty R. Silberhorn	President, Chief Executive Officer, and Director (principal executive officer)	June 19, 2024

/s/ Matthew J. Osberg	Chief Financial Officer (principal financial and accounting officer)	June 19, 2024

/s/ Donald A. Nolan	Chair	June 19, 2024

/s/ Christina M. Alvord	Director	June 19, 2024

/s/ Frank G. Heard	Director	June 19, 2024

/s/ Lloyd E. Johnson	Director	June 19, 2024

/s/ Elizabeth M. Lilly	Director	June 19, 2024

/s/ Herbert K. Parker	Director	June 19, 2024

/s/ Mark A. Pompa	Director	June 19, 2024

/s/ Patricia K. Wagner	Director	June 19, 2024